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                                 Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated September 15, 1998, on our audit of the statement of revenues and certain expenses of The Fashion Show for the year ended December 31, 1997 and our reports dated June 8, 1998, on our audits of the statements of revenue and certain expenses of Towson Town Center and Westdale Mall for the year ended December 31, 1997, which reports are included in this filing on form 8-K/A. Our reports include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the applicable notes and are not intended to be a complete presentation of revenues and expenses.



                                                           KPMG LLP
Baltimore, Maryland
February 16, 1999